                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  ENGAGE, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)  Proposed maximum aggregate value of transaction:
   5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

                                  ENGAGE, INC.
                             100 BRICKSTONE SQUARE
                          ANDOVER, MASSACHUSETTS 01810
                                 (978) 684-3884

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 20, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of Engage, Inc., a Delaware corporation (the "Company"), will be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts on Wednesday, December 20, 2000 at 9:00 a.m. local time, for the following purposes:

          1. To elect six directors to serve until the 2001 Annual Meeting of Stockholders.

          2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2001.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors presently has no knowledge of any other business to be transacted at the meeting.

     Only stockholders of record at the close of business on Tuesday, October 31, 2000 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Michael K. Baker

                                          Michael K. Baker, Secretary

Andover, Massachusetts
November 22, 2000

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

                             YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

     ADMISSION TO THE MEETING WILL BE ON A FIRST COME, FIRST SERVED BASIS AND AN ADMISSION TICKET AND PICTURE IDENTIFICATION WILL BE REQUIRED TO ENTER THE MEETING. EACH STOCKHOLDER WILL BE ENTITLED TO BRING A GUEST TO THE MEETING. FOR STOCKHOLDERS OF RECORD, AN ADMISSION TICKET IS ATTACHED TO THE PROXY CARD SENT WITH THIS NOTICE AND PROXY STATEMENT. STOCKHOLDERS HOLDING STOCK IN BANK OR BROKERAGE ACCOUNTS CAN OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP OF SHARES (SUCH AS A BROKERAGE STATEMENT), TO THE COMPANY AT 100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810 ATTN: INVESTOR RELATIONS. AN INDIVIDUAL ARRIVING WITHOUT AN ADMISSION TICKET WILL NOT BE ADMITTED UNLESS IT CAN BE VERIFIED THAT THE INDIVIDUAL IS AN ENGAGE STOCKHOLDER. CAMERAS, CELL PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                  ENGAGE, INC.
                             100 BRICKSTONE SQUARE
                          ANDOVER, MASSACHUSETTS 01810

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 20, 2000

GENERAL

     This Proxy Statement and Notice of 2000 Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of Engage, Inc. (the "Company") for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") to be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts on Wednesday, December 20, 2000 at 9:00 a.m. local time, or at any adjournments or postponements of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of 2000 Annual Meeting to Stockholders. This Proxy Statement and accompanying proxy card and the Company's Annual Report to Stockholders for the year ended July 31, 2000 are being mailed on or about November 22, 2000 to all stockholders entitled to notice of and to vote at the Meeting. The principal executive office of the Company is located at 100 Brickstone Square, Andover, Massachusetts 01810, and the Company's telephone number is (978) 684-3884.

     All of the information in this Proxy Statement, including share and per share information, reflects the two-for-one stock split of the Company's Common Stock (the "Common Stock") effected in the form of a 100% stock dividend paid on April 3, 2000.

     In addition, all share information with respect to the common stock of CMGI, Inc., the Company's majority stockholder ("CMGI"), has been adjusted to reflect all stock splits of CMGI's common stock effected prior to the date of this Proxy Statement.

SOLICITATION

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of the Company's Common Stock held in their names.

RECORD DATE, QUORUM, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record at the close of business on Tuesday, October 31, 2000, will be entitled to notice of, and to vote at, the Meeting. As of October 13, 2000, the Company had 196,221,066 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted, however, for purposes of tabulating the votes cast.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and voting at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy and voting at the Meeting is required to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2001.

REVOCABILITY OF PROXY AND VOTING OF SHARES

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (1) FOR the election of all six directors, (2) FOR the ratification of the appointment of KPMG LLP as the Company's independent accountants for the current fiscal year, and (3) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of October 1, 2000 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the Named Executive Officers (as defined below) and
(iv) all directors and Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                         SHARES OF          PERCENTAGE     SHARES OF CMGI     PERCENTAGE
                                       ENGAGE COMMON        OWNERSHIP       COMMON STOCK      OWNERSHIP
                                    STOCK BENEFICIALLY      OF ENGAGE       BENEFICIALLY       OF CMGI
        NAME AND ADDRESS#                OWNED(1)         OUTSTANDING(2)      OWNED(1)      OUTSTANDING(3)
        -----------------           -------------------   --------------   --------------   --------------

CMGI, Inc.........................      153,023,880          78.16%                  --            --
100 Brickstone Square
Andover, MA 01810

Paul L. Schaut....................        1,138,300(4)            *              34,918(5)         **
Daniel J. Jaye....................        1,032,874(6)            *               9,333(7)         **
Deborah D. McWhinney..............          103,999(8)            *                 970(9)         **
Stephen A. Royal..................          240,893(10)           *               6,003(11)        **
David S. Wetherell................           46,000               *          36,167,899(12)     11.24%
Edward A. Bennett.................           49,999(13)           *                   0            **
Christopher A. Evans..............          145,000               *             274,992            **
Craig D. Goldman..................          133,333(14)           *             137,849(15)        **
Andrew J. Hajducky, III...........           20,000               *             514,815(16)        **
Anthony G. Nuzzo..................                0               *                   0            **
Fredric D. Rosen..................           10,000(17)           *              16,000(18)        **
All directors and executive
  officers as a group (13
  persons)........................        3,031,047(19)       1.53%          37,169,445(20)     11.53%

---------------
 # Addresses are given for beneficial owners of more than 5% of the Common Stock only.

 * Percentage is less than 1% of the total number of outstanding shares of Common Stock.

 ** Percentage is less than 1% of the total number of outstanding shares of common stock of CMGI.

 (1) Beneficial ownership of Common Stock and CMGI common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of Common Stock and CMGI common stock subject to options currently exercisable or which become exercisable 60 days after October 1, 2000 are deemed to be beneficially owned and outstanding by the person holding such options and are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The inclusion of any shares of Common Stock or CMGI common stock deemed beneficially owned does not constitute admission of beneficial ownership of those shares.

 (2) Percentage ownership is based on 195,790,756 shares issued and outstanding on October 1, 2000, plus any shares subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or exercisable within 60 days after October 1, 2000.

 (3) Percentage ownership is based on 318,446,297 shares issued and outstanding on October 1, 2000, plus any shares subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or exercisable within 60 days after October 1, 2000.

 (4) Includes 583,332 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan.

 (5) Consists of 34,918 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan.

 (6) Includes 562,669 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan.

 (7) Consists of 9,333 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan.

 (8) Consists of (i) 99,999 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan, (ii) 3,000 shares of Common Stock held in a trust for the benefit of Ms. McWhinney's minor children of which Ms. McWhinney serves as trustee and (iii) 400 shares of Common Stock held directly by Ms. McWhinney's children.

 (9) Consists of 970 shares of CMGI common stock held in a trust of which Ms. McWhinney is the primary beneficiary.

(10) Includes 223,332 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan.

(11) Includes 5,501 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan.

(12) Includes (i) 3,259,275 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan. In addition, this amount also includes (i) 16,932,672 shares held by a limited liability company of which Mr. Wetherell owns a membership interest and which is managed by a limited liability company of which Mr. Wetherell is a manager and (ii) 434,988 shares held by Mr. Wetherell and his wife as trustees for the David S. Wetherell Charitable Trust, for a total of 17,367,660 shares with respect to which Mr. Wetherell disclaims beneficial ownership.

(13) Consists of 49,999 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan.

(14) Consists of 133,333 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan.

(15) Consists of 137,849 shares of CMGI common stock issuable upon exercise of outstanding stock options.

(16) Includes 353,311 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan.

(17) Consists of 10,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1999 Stock Option Plan for Non-Employee Directors.

(18) Includes 11,000 shares of CMGI common stock held jointly by Mr. Rosen and his wife.

(19) Includes (i) 4,400 shares of Common Stock held by Dean Wiltse and (ii) 106,249 shares of Common Stock issuable upon exercise of outstanding stock options granted to Mr. Wiltse under the Company's 1995 Equity Incentive Plan.

(20) Includes (i) 3,750 shares of CMGI common stock held by Mr. Wiltse and (ii) 2,916 shares of CMGI common stock issuable upon exercise of outstanding stock options granted to Robert Bartlett under CMGI's 1986 Stock Option Plan.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's By-laws provide for the Company's business to be managed by or under the Board of Directors. As of the date of the last annual meeting, there were seven directorships. On November 8, 2000, Paul L. Schaut resigned from the Company's Board of Directors, effective November 20, 2000. The Company's By-laws provide that any vacancy in the Board of Directors may be filled by a vote of a majority of the directors then in office. On November 15, 2000, the Board filled the vacancy created by Mr. Schaut's resignation by appointing Anthony G. Nuzzo to the Board of Directors effective November 20, 2000. In addition, Craig D. Goldman has notified the Board of Directors that he has determined not to stand for re-election at the Meeting. On November 15, 2000, the Board of Directors voted that, effective immediately prior to the Meeting, the number of directorships will be decreased from seven to six.

     The Company's By-laws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     The Board of Directors recommends that the nominees named below be elected directors of the Company. The persons named in the enclosed Proxy will vote to elect the six nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect each nominee. All nominees are presently serving as directors and have consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Meeting or is unwilling to serve, the person acting under the proxy may vote the proxy for the election of a substitute.

     Set forth below are the name, age and the positions and offices held by each nominee for director, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director, as of October 1, 2000, appears under "Security Ownership of Certain Beneficial Owners and Management."

                     MANAGEMENT RECOMMENDS A VOTE IN FAVOR
                             OF THE NAMED NOMINEES.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     EDWARD A. BENNETT, age 54, has served as a director of Engage since January 1999. Since November 1999, Mr. Bennett has served as Chairman of Mobilelogic, Inc., a wireless software and mobile solutions provider. In addition, since March 2000, Mr. Bennett has served as a Partner of the Investcorp/212 Ventures Technology Fund, a venture capital fund. Prior to that, he served as President of Bennett Media Collaborative, a media consulting company, from January 1997 until November 1999. From April 1995 until July 1996, Mr. Bennett was Chief Executive Officer of Prodigy, Inc., an online service provider. Mr. Bennett is also a director of SoftNet Systems, Inc., a high speed broadband Internet access and content services company.

     CHRISTOPHER A. EVANS, age 34, has served as a director of Engage since January 1999. Since May 1999, Mr. Evans has served as Managing Partner of The Deepwood Group LLC, a private consulting organization. From April 1998 to May 1999, Mr. Evans managed Accipiter, Inc., a developer of advertising delivery and promotion software. Engage acquired Accipiter in April 1998. Mr. Evans was also CEO and founder of Accipiter. From October 1992 until June 1996, Mr. Evans was the principal owner of Hotlinx, LLC, a printing and online publishing company.

     ANDREW J. HAJDUCKY, III, age 46, has served as a director of Engage since December 1995. Mr. Hajducky has served as Executive Vice President, Chief Financial Officer and Treasurer of CMGI, the majority stockholder of Engage, since October 1995. From 1990 to October 1995, Mr. Hajducky was a partner with the

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

public accounting firm of Ernst & Young LLP. Mr. Hajducky is also a director of NaviSite, Inc., a leading provider of managed application hosting services and a majority-owned operating company of CMGI.

     ANTHONY G. NUZZO, age 49, has served as a director of Engage since November 2000. Mr. Nuzzo currently serves as President and Chief Executive Officer of Engage. From August 1999 to November 2000, he served as Chairman, President and Chief Executive Officer of @Bank, the internet bank of Marsh & McLennan, a global professional services firm. From April 1993 to August 1999, Mr. Nuzzo was employed by Fidelity Investments, a leading financial services provider, where he served as President and CEO of Fidelity Trust Company for five years and subsequently as Chairman for one year while concurrently serving as President and CEO of Fidelity's Temporary Services Unit. As of the date of this Proxy Statement, Mr. Nuzzo may also be performing certain titular duties for a limited period of time on behalf of @Bank.

     FREDRIC D. ROSEN, age 56, has served as a director of Engage since June 1999. Since March 2000, Mr. Rosen has served as Chairman of the Board and Chief Executive Officer of Key3Media Group, Inc., a producer, manager and promoter of tradeshows, conferences and other events for the information technology industry. Prior to that, from June 1998 to February 2000, Mr. Rosen was self-employed and performed consulting services. From September 1982 to June 1998, Mr. Rosen served as President and Chief Executive Officer of Ticketmaster Group, Inc., a provider of automated ticketing services.

     DAVID S. WETHERELL, age 46, has served as a director and Chairman of the Board of Engage since July 1995. Mr. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of CMGI since 1986. Mr. Wetherell is also a director of CMGI and NaviSite.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. The Audit Committee recommends to the Board each fiscal year the independent auditors who will audit the books of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee consists of Messrs. Bennett, Goldman and Hajducky. Messrs. Goldman and Bennett are each "independent" as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. Because Mr. Hajducky is an employee of CMGI, the Company's majority stockholder, he does not meet the "independence" test set forth in Rule 4200. However, because of Mr. Hajducky's experience with financial reporting and internal controls, his past experience in finance and accounting and his knowledge of the Company's finances, the Board of Directors has determined that Mr. Hajducky's membership on the Audit Committee is required by the best interests of the Company and its stockholders. The Audit Committee met once during the fiscal year ended July 31, 2000.

     The Company also formed a Compensation Committee of the Board of Directors in the second half of fiscal year 1999. The primary functions of the Compensation Committee are to review the salaries of executive officers and other key officers (including compensation pursuant to stock options and other employee benefit plans and arrangements), adoption and amendment of all stock option and other employee benefit plans and arrangements and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee met five times during the fiscal year ended July 31, 2000 and acted by unanimous written consent once. The members of the Compensation Committee are Messrs. Bennett, Goldman and Wetherell.

     In addition, in September 1999, the Company formed a Governance Committee. The primary functions of the Governance Committee are to establish signing authority and limitations for certain employees with respect to instruments that create financial obligations of the Company, to consider and approve financial commitments of the Company in excess of $1,000,000 and to provide recommendations to the Board of Directors relating to the size and composition of the Board and the overall effectiveness of the Board. The Governance Committee met four times during the fiscal year ended July 31, 2000 and acted by unanimous written consent twice. The members of the Governance Committee are Messrs. Evans, Hajducky and Rosen.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held fourteen meetings during fiscal year ended July 31, 2000, and acted by unanimous written consent six times. Each director attended at least 75% of the meetings of the Board of Directors and the respective committees on which they served during fiscal 2000.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to participate in the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Directors' Plan") which is administered by the Compensation Committee of the Board of Directors. Under the terms of the 1999 Directors' Plan, directors who are not (i) employees of the Company or any subsidiary of the Company, or (ii) affiliates of an institutional investor that owns shares of the Company's Common Stock, are eligible to receive non-statutory options to purchase shares of the Company's Common Stock. Any director who becomes such an employee shall cease to be eligible for any further option grants under the 1999 Directors' Plan while such an employee, but shall not, by reason of becoming such an employee, cease to be eligible to retain options previously granted under the 1999 Directors' Plan. All options granted under the 1999 Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. As of October 1, 2000, the Company had granted each of Messrs. Evans and Rosen under the 1999 Directors' Plan an option to purchase 100,000 shares of its Common Stock, to vest over a four-year period, at an exercise price of $5.50 per share. Under the Company's 1995 Equity Incentive Plan, Mr. Bennett was granted an option to purchase 100,000 shares of Common Stock, vesting over a four-year period, at an exercise price of $2.10 per share. Mr. Goldman was granted an option to purchase 200,000 shares of Common Stock, vesting over a four year period, at an exercise price of $0.12 per share.

     In general, the Company does not compensate directors for service as directors but reimburses non-employee directors for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Pursuant to the terms of a consulting, invention and non-disclosure agreement with the Company, Mr. Evans received approximately $44,000 for programming and other technical services rendered to the Company during the fiscal year ended July 31, 2000.

     In October 1999, the Company's Board of Directors established a Special Committee of the Board (the "Special Committee"), consisting of Messrs. Bennett, Evans and Rosen. The purpose of the Special Committee was to evaluate the merits of and negotiate the terms of the Company's acquisition of Adsmart Corporation and Flycast Communications Corporation and to make a recommendation to the full Engage Board of Directors on whether to approve the acquisitions. Members of the Special Committee were each paid $100,000 for such services.

     In June 2000, the Special Committee was convened to evaluate the merits of and negotiate the terms of the Company's equity financing with CMGI and CPQ Holdings, Inc. and to make a recommendation to the full Engage Board of Directors on whether to approve the financing. Members of the Special Committee were each paid $20,000 for such services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bennett, Goldman and Wetherell, all non-employee directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for the 2000 fiscal year were timely filed with the exception of (i) David Wetherell failed to file a timely Form 4 to report his purchase of 6,000 shares of the Company's Common Stock on October 4, 1999; however, Mr. Wetherell reported this transaction on a Form 4 in January 2000 and (ii) CMGI failed to file a timely Form 4 to report its December 22, 1999 contribution of its interest in AdKnowledge Inc. to the Company in exchange for 9,830,488 shares of the Company's Common Stock; however, CMGI reported this transaction on a Form 4 in February 2000.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not directors of the Company.

                   NAME                      AGE                    OFFICE(S)
                   ----                      ---                    ---------
Robert W. Bartlett, Jr.....................  54    Chief Financial Officer,
                                                   Executive Vice President
                                                   and Treasurer
Daniel J. Jaye.............................  35    Chief Technology Officer
Deborah D. McWhinney.......................  45    Group President, Engage Media
Dean A. Wiltse.............................  48    President, Engage Software

     ROBERT W. BARTLETT, JR. has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since September 2000. Prior to that, from June 2000 to September 2000, he served as Chief Financial Officer of CMGion, Inc., an Internet operating network and a majority-owned operating company of CMGI. Before joining CMGion, from June 1999 to June 2000, Mr. Bartlett served as Chief Financial Officer of CMGI Solutions, a technology and solutions provider to the e-business industry and a majority-owned operating company of CMGI. From October 1998 to May 1999, Mr. Bartlett was self-employed as a consultant. From March 1998 to September 1998, Mr. Bartlett served as Chief Financial Officer of Gracious Home, a premium retailer of domestic and imported houseware products. From March 1996 to March 1998, Mr. Bartlett served in the Chief Executive Officer and Chief Financial officer roles at Strategic Security Technologies, Inc., a high-end access control, CCTV, audio-visual telecommunications and related equipment software security integrator. From April 1994 to March 1996, Mr. Bartlett served as a Business Consultant to RHW Services, Inc., a marketer of aftermarket products to automobile dealerships.

     DANIEL J. JAYE has served as the Company's Chief Technology Officer since September 1995. Prior to joining the Company, Mr. Jaye was Director of High Performance Computing for Fidelity Investments, a financial services firm, from February 1993 until September 1995.

     DEBORAH D. MCWHINNEY has served as the Company's Group President, Engage Media since June 2000. Prior to that, from July 1999 to June 2000, Ms. McWhinney served as President of Internet Profiles Corporation, a wholly-owned subsidiary of the Company. From January 1995 to July 1999, Ms. McWhinney served as Executive Vice President of Strategy and Finance at Visa International, a leading worldwide full-service payment network. Ms. McWhinney is also a director of Montana Power Company and Novadigm, Inc.

     DEAN A. WILTSE, has served as the Company's President, Engage Software since September 2000. Prior to that, from June 1999 to January 2000, Mr. Wiltse served as General Manager of Engage's Software division and from January 2000 to September 2000, he served as Senior Vice President of Sales. Prior to joining Engage, from March 1998 to June 1999, Mr. Wiltse served as Director of Worldwide Channel Strategy and

Development for Avid Software, a provider of digital audio and video tools. From December 1996 to March 1998 he served as Senior Vice President of Sales and Business Development for Vivo Software, a provider of streaming video solutions for the internet. From December 1994 to February 1998, Mr. Wiltse served as Vice President of Sales for VST Technologies, a provider of digital hardware and software solutions.

     There are no family relationships between any director, executive officer or person nominated of chosen by the Company to become a director or executive officer of the Company.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The table below sets forth certain compensation information for the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended July 31, 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION AWARDS
                                                                    ------------------------------------
                                       ANNUAL COMPENSATION             SECURITIES         ALL OTHER
                                ---------------------------------      UNDERLYING        COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(1)       OPTIONS             ($)(2)
 ---------------------------    ----   ------------   -----------   ----------------  ------------------
Paul L. Schaut(3).............  2000     $240,000      $110,000             0 (ENGA)        $1,400
  Former Chief Executive                                                    0 (CMGI)
  Officer and President         1999      168,364        60,000       800,000 (ENGA)        $1,383
                                                                       36,000 (CMGI)
                                1998      109,375        37,500     1,200,000 (ENGA)            --
                                                                      160,000 (CMGI)
Daniel J. Jaye................  2000     $138,958      $ 23,250             0 (ENGA)        $2,084
  Chief Technology Officer                                                  0 (CMGI)
                                1999      131,430        19,233       400,000 (ENGA)         2,303
                                                                       32,000 (CMGI)
                                1998      118,295       115,500(4)          0 (ENGA)         3,529
                                                                            0 (CMGI)

Stephen A. Royal(5)...........  2000     $140,000      $ 35,500             0 (ENGA)        $1,405
  Former Chief Financial                                                    0 (CMGI)
  Officer and Treasurer         1999      126,776        25,167       100,000 (ENGA)         1,375
                                                                       24,000 (CMGI)
                                1998       42,500         7,083       300,000 (ENGA)            --
                                                                            0 (CMGI)
Deborah D. McWhinney(6).......  2000     $207,046      $ 61,250       350,000 (ENGA)        $2,369
  Group President, Media                                                    0 (CMGI)
                                1999       12,949             0             0 (ENGA)            --
                                                                            0 (CMGI)

---------------
(1) Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned. Bonuses indicated as earned in any fiscal year were generally paid early in the following fiscal year.

(2) Amounts set forth in this column represent Company cash contributions under the CMGI 401(k) plan in which Engage employees participate.

(3) Mr. Schaut resigned as the Company's Chief Executive Officer and President and from the Company's Board of Directors, effective November 20, 2000.

(4) Includes $100,000 bonus paid to Mr. Jaye for his contribution in the sale of certain of the Company's technology to Red Brick Systems, Inc.

(5) Mr. Royal commenced employment with the Company in April 1998 and resigned as the Company's Chief Financial Officer and Treasurer in September 2000.

(6)  Ms. McWhinney commenced employment with the Company in July 1999.

     OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2000 by the Company to the Named Executive Officers:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                                   AT ASSUMED ANNUAL RATES
                                              TOTAL OPTIONS                                     OF STOCK PRICE
                                               GRANTED TO                                   APPRECIATION FOR OPTION
                       NUMBER OF SECURITIES   EMPLOYEES IN    EXERCISE OR                           TERM(3)
                        UNDERLYING OPTIONS     FISCAL YEAR     BASE PRICE    EXPIRATION   ---------------------------
        NAME                GRANTED(#)           2000(1)      ($/SHARE)(2)      DATE         5%($)         10%($)
        ----           ---------------------  -------------   ------------   ----------   -----------   -------------
Paul L. Schaut.......         0  (ENGA)              0%              --            --            --              --
                              0  (CMGI)              0%              --            --            --              --
Daniel J. Jaye.......         0  (ENGA)              0%              --            --            --              --
                              0  (CMGI)              0%              --            --            --              --
Stephen A. Royal.....         0  (ENGA)              0%              --            --            --              --
                              0  (CMGI)              0%              --            --            --              --
Deborah McWhinney....    50,000  (4)(ENGA)        0.49%          $13.44       6/25/05      $185,661      $  410,263
                        300,000  (4)(ENGA)        2.97%          $ 7.50        9/8/04      $621,634      $1,373,648
                              0  (CMGI)              0%              --            --            --              --

---------------
(1) Calculated based on an aggregate of 10,114,024 options granted under the Company's 1995 Equity Incentive Plan to employees during the fiscal year ended July 31, 2000.

(2) The exercise price represents the fair market value of the Company's Common Stock on the date of grant based on the closing price of the Common Stock on the Nasdaq National Market.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option's term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.

(4) Option vests as to 25% of the shares after the first year and the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.

     OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth certain information concerning option exercises by the Named Executive Officers during the fiscal year ended July 31, 2000 and exercisable and unexercisable stock options held by the Named Executive Officers as of July 31, 2000. No Named Executive Officer exercised or held any stock appreciation rights during the year ended July 31, 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING                 VALUE OF UNEXERCISED
                                   SHARES         VALUE       UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON    REALIZED           JULY 31, 2000                   JULY 31, 2000
        NAME           COMPANY   EXERCISE(#)      $(1)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE($)(2)
        ----           -------   -----------   -----------   -------------------------   ---------------------------------
Paul L. Schaut.......  ENGA         50,000     $   739,125        466,665/983,335              $3,043,530/$5,727,595
                        CMGI        41,248       5,067,566          18,584/69,502              $  662,197/$2,477,067
Daniel J. Jaye.......  ENGA        790,350      11,303,714        538,985/275,001              $  4,160,720/$996,879
                        CMGI        24,000       2,110,720           6,666/17,334              $    219,145/$569,855
Stephen A. Royal.....  ENGA         10,000         147,550        189,998/200,002              $1,487,214/$1,379,986
                        CMGI         7,498         639,910           3,501/13,001              $    115,095/$427,408
Deborah D.
  McWhinney..........  ENGA             --              --         75,000/275,000              $    121,875/$365,625
                        CMGI            --              --                     --                                 --

---------------
(1) Value Realized represents the difference between the aggregate exercise price of the option and the aggregate fair market value of the underlying common stock on the date of exercise.

(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 2000, which closing price was $9.125 for Engage and $37.875 for CMGI. In addition, these values may have not and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock and the CMGI common stock on the date of sale of any shares acquired upon exercise.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 2000 as they affected Mr. Schaut, in his capacity as Chief Executive Officer and President of the Company, and the Named Executive Officers.

     Compensation Philosophy   The Company's executive compensation philosophy
is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

     In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of the

Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

     Executive Compensation Program   Annual compensation for the Company's
executives consists of three principal elements: base salary, cash bonus and stock option grants.

     Base Salary and Cash Bonus   In setting the annual base salaries for the
Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are Internet or software companies. The Company also regularly compares the salary levels of its executive officers with other leading companies in these industries through reviews of survey and proxy statement data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries.

     Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

     Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements.

     Equity Ownership   Executive officer compensation also includes long-term
incentives afforded by options to purchase shares of Common Stock. The purposes of the Company's stock ownership program are (i) to highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of key executives, managers and individual contributors who are essential to the Company's growth and development.

     The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer term success. Generally, stock options vest as follows: 25% upon the first anniversary of the date of grant and approximately 2.08% each month thereafter over three years, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

     The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company has been determined at the discretion of the Compensation Committee, although it has generally been set at 100% of the fair market value per share on the date of grant. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

     Chief Executive Officer Compensation   The Compensation Committee had set
Mr. Schaut's total annual compensation, including compensation derived from the Company's cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized Internet and software companies. Mr. Schaut, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation program available to the Company's other senior executives. Mr. Schaut resigned as the Company's Chief Executive Officer and President in November 2000.

     During fiscal 2000, Mr. Schaut's annual base salary was increased $71,636, from $168,364 to $240,000. For fiscal 2000, Mr. Schaut was also awarded quarterly bonuses totaling $110,000, which compensation was based, in part, upon attainment of the Company's revenue objectives and the completion of certain strategic acquisitions of the Company. Mr. Schaut was not granted any options to purchase Common Stock during fiscal 2000.

     Compliance with Internal Revenue Code Section 162(m)   Section 162(m) of
the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock option grants in a manner that complies prospectively with these performance-based requirements.

                                            COMPENSATION COMMITTEE

                                            Edward A. Bennett
                                            Craig D. Goldman
                                            David S. Wetherell

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has reviewed and discussed the Company's audited financial statements for fiscal 2000 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

                                            AUDIT COMMITTEE

                                            Edward A. Bennett
                                            Craig D. Goldman
                                            Andrew J. Hajducky, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was incorporated in July 1995 as a wholly owned subsidiary of CMGI. CMGI is currently a majority stockholder of the Company. Accordingly, CMGI has the power to elect the Company's entire board of directors and to approve or disapprove any corporate transactions or other matters submitted to the Company's stockholders for approval, including the approval of mergers or other significant corporate transactions.

     In December 1999, the Company acquired AdKnowledge Inc., a majority owned subsidiary of CMGI and a provider of products and services which allow online marketers and ad agencies to plan, target, serve, track and analyze advertising campaigns for total purchase consideration of approximately $161.0 million. CMGI owned approximately 88% of the common stock of AdKnowledge immediately prior to the contribution of AdKnowledge common stock to the Company in exchange for the Company's Common Stock. In connection with the acquisition of AdKnowledge, the Company issued approximately 9,830,000 shares of Common Stock to CMGI.

     In April 2000, the Company acquired both Adsmart Corporation, an online advertising network and Flycast Communications Corporation, a leading provider of Internet direct response advertising solutions for total purchase consideration of approximately $3.24 billion. Prior to completion of the acquisitions, Adsmart was a majority-owned subsidiary of CMGI, and Flycast was a wholly-owned subsidiary of CMGI. Prior to the completion of the acquisitions, David S. Wetherell, a director of the Company and President, Chief Executive Officer and a director of CMGI, was a director of Adsmart and President of Flycast. Prior to completion of the acquisitions, Andrew J. Hajducky III, a director of the Company and Executive Vice President, Chief Financial Officer and Treasurer of CMGI, was a director of Adsmart and a director and Vice President and Treasurer of Flycast. In connection with the acquisition of Adsmart, the Company issued approximately 10,877,000 shares of its Common Stock (valued at $545.1 million), of which approximately 10,812,000 shares were issued to CMGI (valued at $541.8 million) for its 96% interest in the capital stock of Adsmart and 65,941 shares to the other holders of Adsmart capital stock. In connection with the acquisition of Flycast, the Company issued approximately 53,413,000 shares of its Common Stock to CMGI for CMGI's 100% interest in Flycast, valued at approximately $2.7 billion.

     In June 2000, the Company sold 3,330,557 shares of Common Stock in a private placement to CMGI for gross proceeds of approximately $50 million.

     The Company and CMGI have also entered into a facilities and administrative support agreement under which CMGI continues to make available space at its headquarters in Andover, Massachusetts and provides various services to the Company, including tax and administrative, computer and information systems, telecommunications and utilities. Under this agreement, CMGI has also agreed to make available to the Company at least 28,000 square feet of space at its headquarters facilities, subject to termination upon at least 12 months' notice by CMGI. The fees payable by the Company for the availability of space and other services are typically determined through an allocation of CMGI's costs based upon the proportion of the Company's employee headcount to the total headcount of CMGI and other CMGI-related companies located in the same facility or using the same services. In fiscal 2000, the Company paid CMGI approximately $2,160,000 for services similar to those provided under the administrative support agreement.

     The Company and CMGI also entered into a tax allocation agreement to allocate responsibilities, liabilities and benefits relating to taxes. The Company is required to pay its share of income taxes shown as due on any consolidated, combined, or unitary tax returns filed by CMGI for tax periods ending on or before or including the date on which date the Company will no longer be a member of CMGI's group for federal, state, or local tax purposes, as the case may be. CMGI indemnifies the Company against liability for all taxes in respect of consolidated, combined, or unitary tax returns for such period. Accordingly, any predetermined tax liabilities for such periods will be the responsibility of CMGI, and any refunds or credits of taxes attributable to the Company or its subsidiaries in respect of consolidated, combined, or unitary tax returns for such periods will be for the account of CMGI. The Company is responsible for filing any separate tax returns for any taxable period and will be responsible for any tax liabilities (and entitled to any refunds or credits of taxes) in respect of such returns. The Company will indemnify CMGI against liability for such taxes.

     Neither CMGI nor the Company have any obligation to make any payment to the other party for the use of such other party's tax attributes such as net operating losses. However, if one party realizes a windfall tax benefit because of an adjustment to items on the other party's tax return, the party that realizes the windfall tax benefit will be required to pay to the other party the actual incremental tax savings it has realized. For example, if an expense deducted by CMGI for a period prior to the closing date were disallowed and required to be capitalized by the Company for a period after the closing date, thereby generating future depreciation deductions to the Company, the Company would be required to pay to CMGI any incremental tax savings as a result of such depreciation deductions when such tax savings are actually realized by the Company.

     Each of the Company and CMGI has control of any audit, appeal, litigation or settlement of any issue raised with respect to a tax return for which it has filing responsibility. Payments of claims under the agreement must be made within 30 days of the date that a written demand for the claim is delivered. Interest accrues on payments that are not made within 10 days of the final due date at the rate applicable to under payments of the applicable tax. Any dispute concerning the calculation or basis of determination of any payment provided under the tax allocation agreement will be resolved by a law firm or "big five" accounting firm selected and paid for jointly by the parties.

     The Company and CMGI have entered into an investor rights agreement under which the Company granted CMGI registration rights and rights to purchase shares to maintain its majority ownership. Under this agreement, CMGI and its assignees have the right to demand, on up to seven occasions, that the Company register under the Securities Act of 1933, as amended, the sale of all or part of their shares of the Company's Common Stock. CMGI and its assignees are also entitled to include shares of the Company's Common Stock in a registered offering of securities by the Company for its own account, subject to the underwriters' right to reduce the number of included shares. The Company will pay all costs associated with such registration of shares pursuant to this agreement, other than underwriting discounts and commissions and various other expenses. Also under this agreement, until such time as CMGI, or any permitted transferee, owns less than a majority of voting power of the outstanding shares of capital stock of the Company, the Company will permit CMGI, or the transferee, to purchase a portion in any shares that it may in the future issue so that CMGI or the transferee may maintain its majority ownership position. Any such purchases will be at the same price as is paid by third parties for the shares. The right is transferable by CMGI to any party that acquires directly from CMGI shares of common stock representing at least a majority of the outstanding shares of Common Stock of the Company.

     In addition, the Company outsources data center operations and ad serving services from companies in which CMGI has a significant ownership interest. Total cost of revenue related to outsourcing from related parties for fiscal 2000 was $15,744,000.

     The Company sells its products and services to customers affiliated with CMGI. In fiscal 2000, the Company's revenue from sales to these affiliated companies totaled approximately $22,565,000.

     Mr. Goldman, who will not be standing for election as a director of the Company at the Meeting, serves as a director of CMGI and NaviSite. Mr. Hajducky serves as the Executive Vice President, Chief Financial Officer and Treasurer of CMGI and as a director of NaviSite. Mr. Wetherell serves as Chairman of the Board, Chief Executive Officer, President and Secretary of CMGI and as Chairman of the Board of NaviSite.

EMPLOYMENT AGREEMENTS

     The Company is not a party to employment agreements with any of the Named Executive Officers.

     In October 2000, the Company entered into an executive retention agreement with Paul Schaut that provides in the event that his employment is terminated by the Company other than for Cause (as defined) or by Mr. Schaut for Good Reason (as defined), then (i) the Company shall pay Mr. Schaut a severance payment equal to his then-current annual base salary, payable in 24 semi-monthly installments and (ii) the vesting of all of his then-outstanding options to purchase shares of the Company's Common Stock shall be accelerated by one year. The agreement has an initial term that expires on July 31, 2001 and shall be renewable by Engage for one additional year thereafter. Mr. Schaut resigned as Chief Executive Officer and President of Engage in November 2000. The Company's management does not believe that Mr. Schaut is entitled to any severance payments or to the acceleration of vesting under the executive retention agreement.

     In November 2000, the Company entered into an executive retention agreement with Anthony G. Nuzzo that provides that in the event that a Change in Control (as defined) has not occurred and Mr. Nuzzo's employment is terminated by the Company other than for Cause (as defined) or by Mr. Nuzzo for Good Reason (as defined), then (i) the Company shall pay Mr. Nuzzo a severance payment equal to his then current annual base salary, in semi-monthly installments, for one year or until November 19, 2002, whichever is longer and (ii) the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before one year from the date of termination or November 19, 2002, whichever is longer, shall be accelerated.

     In addition, in the event a Change in Control occurs prior to November 7, 2001, and thereafter Mr. Nuzzo's employment is terminated by the Company other than for Cause or by Mr. Nuzzo for Good Reason, then (i) the Company shall pay Mr. Nuzzo a severance payment equal to his then current annual base salary, in semi-monthly installments, until November 19, 2002 and (ii) the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before November 19, 2002 shall be accelerated.

     In addition, pursuant to Mr. Nuzzo's executive retention agreement, if a Change of Control occurs on or after November 7, 2001 and thereafter Mr. Nuzzo's employment is terminated by the Company other than for Cause or by Mr. Nuzzo for Good Reason, then (i) the Company shall pay Mr. Nuzzo a severance payment equal to his then current annual base salary, in semi-monthly installments, for one year following the date of his termination and (ii) the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock shall be accelerated by one year from the date of his termination.

     The executive retention agreement has an initial term that expires on November 19, 2002.

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return of the Company's Common Stock from July 20, 1999, the first date the Common Stock was publicly traded through July 31, 2000 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Chase H&Q Internet 100 during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance. Performance Chart

                                                                               NASDAQ STOCK MARKET
                                                      ENGAGE, INC.                   (U.S.)             CHASE H & Q INTERNET 100
                                                      ------------             -------------------      ------------------------
7/20/99                                                  100.00                      100.00                      100.00
7/31/99                                                  230.42                       96.46                       91.88
7/31/00                                                  121.67                      137.36                      150.59

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing Stock Performance Graph shall not be deemed to be incorporated by reference into any such filing.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ended July 31, 2000 (other than exhibits thereto) filed with the SEC is available, without charge, upon request to the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Manager of Investor Relations, at Engage, Inc., 100 Brickstone Square, Andover, Massachusetts 01810.

                                   PROPOSAL 2
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG, independent certified public accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2001 and recommends that the stockholders vote for the ratification of such appointment. KPMG has served as the Company's accountants since 1995. Although stockholder approval of the Board of Directors selection of KPMG is not required by law, the Board of Directors believes that it is proper to provide stockholders with the opportunity to ratify the selection. If the proposal is not approved at the Meeting, the Board of Directors may reconsider its selection of KPMG. A representative of KPMG will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she so desires to do so.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares at the Meeting even though they have sent in their proxies.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company's Secretary at its principal office in Andover, Massachusetts not later than July 25, 2001 in order to be included in the Proxy Statement and form of proxy relating to that meeting. In addition, such proposals must comply with the requirements of Rule 14a-8, as promulgated under the Securities Exchange Act of 1934, as amended.

     If a stockholder of the Company wishes to present a proposal before the Company's 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's Proxy Statement and Proxy Card, such stockholder must also give written notice to the Vice President, Investor Relations of the Company at its principal office in Andover, Massachusetts. The Company must receive such notice no later than October 21, 2001 and no earlier than September 21, 2001. If a stockholder fails to provide timely notice of a proposal to be presented at the Company's 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          /s/ Michael K. Baker

                                          Michael K. Baker, Secretary

November 22, 2000

                                                                      APPENDIX A


                                  ENGAGE, INC.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 20, 2000


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Michael K. Baker, the Company's Secretary and Stefan J. Vounessea, the Company's Assistant Secretary, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of Engage, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 20, 2000, at 9:00 a.m., Eastern Standard Time, at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.



                                                                 ---------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                 ---------------

                                   DETACH HERE


[X] Please mark votes as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1.   To elect the following six Directors for the ensuing year:

     NOMINEES: Edward A. Bennett, Christopher A. Evans, Andrew J. Hajducky, III,
               Fredric D. Rosen, Anthony G. Nuzzo and David S. Wetherell.

     [ ] For all nominees        [ ] Withhold authority to vote for all nominees

     --------------------------------------
     For all nominees except as noted above


2. To ratify the selection of KPMG LLP as the Company's independent auditors for the current year.

     [ ] For   [ ] Withheld    [ ]Abstain


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:____________________________  Date:_______________________________

Signature:____________________________  Date:_______________________________

DETACH HERE

[Admission Ticket]

This is your admission ticket for you and a guest to attend the 2000 Annual Meeting of Stockholders to be held on Wednesday, December 20, 2000, at 9:00 a.m. local time at the The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116. Please detach and present this ticket and picture identification for admission to the meeting.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING

                                                                      APPENDIX B





November 20, 2000


To our Stockholders,

Since the printing of this Annual Report, Paul Schaut resigned from his position as Chief Executive Officer, President and as a director of Engage. I wanted to take this opportunity to thank Paul for his three years of hard work and service to Engage.

As the new CEO and President of Engage, I look forward to helping Engage use its assets -- its solid market and business strategy, intellectual property, advanced technology, and dedicated workforce -- to reach our goal of delivering results to our customers and stockholders. I intend to focus our organization on executing our business plan and improving our operating efficiency.

I look forward to communicating our progress to you throughout 2001 and the years to come.



Sincerely,

/s/ Anthony G. Nuzzo
-----------------------------
Anthony G. Nuzzo
President and CEO
Engage, Inc.

                                                                      APPENDIX C


                                  ENGAGE, INC.
                             AUDIT COMMITTEE CHARTER

                                  ENGAGE, INC.
                             AUDIT COMMITTEE CHARTER

I.   Membership

     A. NUMBER. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  Responsibilities of the Audit Committee

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.   The Audit Committee shall meet privately at least once per year with:
          (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

III. Effective Date for Compliance

     The composition of the Audit Committee shall comply with Section I(A) of this Audit Committee Charter on or before June 14, 2001.